Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and the use of our report dated August 26, 2014, which is incorporated by reference in this Registration Statement (Form N-1A) of IronBridge Funds, Inc. to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 11 under the Securities Act of 1933 (Registration No. 333-165633).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 27, 2014